UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2010

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 W. Washington Street
Indianapolis, IN  46204
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its annual meeting of stockholders on May 6, 2010. The matters submitted to the stockholders for a vote included (a) the election of eight directors and (b) the ratification of the independent registered public accounting firm.

The following table sets forth the results of voting on these matters:

Matter:	Number of Votes FOR	Number of Votes AGAINST	Number of ABSTENTIONS	Number of BROKER NON-VOTES

Election of Directors:

Melvyn E. Bergstein	238,125,965	294,965	41,086	11,686,037

Linda Walker Bynoe	231,973,849	6,421,552	66,615	11,686,037

Larry C. Glasscock	238,185,075	234,446	42,495	11,686,037

Karen N. Horn, Ph.D.	222,591,636	15,806,866	63,514	11,686,037

Allen Hubbard	238,205,866	213,905	42,245	11,686,037

Reuben S. Leibowitz	238,015,617	403,296	43,103	11,686,037

Daniel C. Smith, Ph.D.	238,219,199	205,491	37,326	11,686,037

J. Albert Smith, Jr.	236,843,994	1,579,156	38,866	11,686,037

Ratification of Ernst & Young LLP	248,327,847	1,755,875	64,329	—

Members of the Board of Directors whose term of office as director continued after the annual meeting other than those elected by the common stockholders are Herbert Simon, David Simon, and Richard S. Sokolov who were elected by the holders of the Class B common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2010

SIMON PROPERTY GROUP, INC.

	By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief Financial Officer